                                                                    EXHIBIT 10.1


Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                                                 EXECUTION COPY



                                    AGREEMENT

                                 by and between

                               ADOLOR CORPORATION

                                       and

                             TORAY INDUSTRIES, INC.

                                      dated

                                  March 5, 2002

                                TABLE OF CONTENTS

                                                                                        Page
ARTICLE I   DEFINITIONS................................................................   1
   1.1.     Adolor Patent Rights.......................................................   1
   1.2.     Affiliate..................................................................   1
   1.3.     Agreement Term.............................................................   2
   1.4.     Business Day...............................................................   2
   1.5.     Compound...................................................................   2
   1.6.     FDA........................................................................   2
   1.7.     Field......................................................................   2
   1.8.     First Commercial Sale......................................................   2
   1.9.     GAAP.......................................................................   2
   1.10.    Japanese Fiscal Year.......................................................   2
   1.11.    NDA........................................................................   2
   1.12.    Net Sales..................................................................   3
   1.13.    Product....................................................................   3
   1.14.    Proprietary Information....................................................   3
   1.15.    Royalty Term...............................................................   3
   1.16.    Semi-Annual Period.........................................................   4
   1.17.    Territory..................................................................   4
   1.18.    Toray Patent Rights........................................................   4
   1.19.    USA........................................................................   4

ARTICLE II  COVENANT NOT TO SUE........................................................   4
   2.1.     Covenant Not To Sue........................................................   4

ARTICLE III CONFIDENTIALITY AND PUBLICITY..............................................   5
   3.1.     Non-Disclosure and Non-Use Obligations.....................................   5
   3.2.     Permitted Disclosure of Proprietary Information............................   5
   3.3.     Use of Names...............................................................   6

ARTICLE IV  PAYMENTS AND REPORTS.......................................................   6
   4.1.     Initial Payment............................................................   6

Confidential                         Page i                        March 5, 2002

   4.2.     Milestone Payments.........................................................    6
   4.3.     Royalties..................................................................    6
   4.4.     Records; Reports; Payment of Royalty.......................................    6
   4.5.     Method for Payment.........................................................    7
   4.6.     Late Payments..............................................................    7
   4.7.     Audits.....................................................................    7
   4.8.     Taxes......................................................................    8
   4.9.     Status Report..............................................................    8

ARTICLE V   TERM AND TERMINATION.......................................................    8
   5.1.     Term and Expiration........................................................    8
   5.2.     Termination, for Cause.....................................................    9
   5.3.     Effect of Expiration or Termination........................................    9
   5.4.     The Payment upon Termination...............................................   10

ARTICLE VI  MISCELLANEOUS..............................................................   10
   6.1.     Force Majeure..............................................................   10
   6.2.     Assignment.................................................................   10
   6.3.     Severability...............................................................   10
   6.4.     Notices....................................................................   11
   6.5.     Applicable Law.............................................................   11
   6.6.     Dispute Resolution.........................................................   11
   6.7.     Entire Agreement...........................................................   12
   6.8.     Independent Contractors....................................................   13
   6.9.     Interpretation; Negotiation................................................   13
   6.10.    Waiver.....................................................................   13
   6.11.    Headings...................................................................   13
   6.12.    Counterparts...............................................................   13

Confidential                         Page ii                       March 5, 2002

                                    AGREEMENT

     THIS AGREEMENT ("Agreement"), effective as of March 5, 2002 ("Effective Date"), is made by and between Adolor Corporation, a corporation organized and existing under the laws of the State of Delaware, United States, and having its principal office at 620 Pennsylvania Drive, Exton, PA 19341 ("Adolor"), and
                                                              ------
Toray Industries, Inc., a corporation organized and existing under the laws of Japan and having its principal office at 2-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo 103-8666, Japan ("Toray") (each, a "Party," and collectively, the
                                 -----
"Parties").

                              W I T N E S S E T H:

     WHEREAS, Adolor is the owner of, or has certain rights to, the Adolor Patent Rights as defined herein; and Toray is the owner of, or has certain rights to, the Toray Patents as defined herein.

     WHEREAS, the United States patents included in the Adolor Patent Rights and the Toray Patents Rights are presumed valid in the United States.

     WHEREAS, Toray and Adolor desire to enter into a covenant not to sue upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Unless specifically set forth to the contrary herein, the following terms, where used in the singular or plural, shall have the respective meanings set forth below:

     1.1. "Adolor Patent Rights" shall mean United States Patent **, all
           --------------------
          reissues and reexaminations thereof, and all foreign equivalents thereof listed in Attachment 1 hereto, registrations, extensions, and any supplemental protection certificates and the like based thereon. Adolor represents and warrants that, Attachment 1 hereto is complete and accurate as of the date hereof.

     1.2. "Affiliate" shall mean any corporation or other business entity, in
           ---------
          whatever country organized and/or existing: (a) of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, or otherwise controlled or held, directly or indirectly, by Toray or Adolor, as the case may be; (b) which, directly or

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

           indirectly, owns, or otherwise controls or holds fifty percent (50%) or more of the securities or other ownership interests representing the equity, voting stock or general partnership interest of Toray or Adolor, as the case may be; or (c) of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof is owned, or otherwise controlled or held by an entity which, directly or indirectly, also owns or otherwise controls or holds fifty percent (50%) or more of the securities or other ownership interests representing the equity, voting stock or general partnership interest in Adolor or Toray, as the case may be.

     1.3.  "Agreement Term" shall mean the period from the Effective Date
            --------------
           through the expiration of the last-to-expire of the patents within the Adolor Patent Rights.

     1.4.  "Business Day" shall mean any day that the New York Stock Exchange is
            ------------
           open and which is not a Saturday or a Sunday.

     1.5.  "Compound" shall mean any drug substance, including **, which
            --------
           usage is covered by the claims of United States Patent ** and any claims of equivalent scope contained in any foreign equivalent thereof included in the Adolor Patent Rights.

     1.6.  "FDA" shall mean the United States Food and Drug Administration and
            ---
           any successor agency having substantially the same functions.

     1.7.  "Field" shall mean the treatment of **.
            -----

     1.8.  "First Commercial Sale" shall mean the first transfer for value of
            ---------------------
           the Product or the Compound in the Field by Toray in the United States to another party (including any Affiliate of Toray) for end use or consumption.

     1.9.  "GAAP" shall mean generally accepted accounting principles in the
            ----
           United States, consistently applied.

     1.10. "Japanese Fiscal Year" shall mean the period beginning on April 1 and
            --------------------
           ending on March 31.

     1.11. "NDA" shall mean any new drug application regarding the Product filed
            ---
           with the FDA, including a reactivation, refiling, resubmission and/or amendment of any new drug application previously filed with the FDA regarding the Product.

     1.12. "Net Sales" shall mean the gross sales of any Product and/or any
            ---------
           Compound invoiced in the Field in the United States for commercial uses by Toray or its Affiliates to unrelated third parties (herein after "Customers") calculated at fair market value, less deductions, in accordance with GAAP, for: (a) statutory or

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential                         Page 2                        March 5, 2002
           contractual liability rebates to any governmental entity or Customer;
           (b) rebates paid to any state or governmental entity in the United States of America pursuant to medicaid or medicare rebate legislation and any other state or governmental rebate program; (c) cash discounts for prompt payment by Customers generally available at the time of sale; (d) adjustments, allowances, or credits to Customers for Products returned for any reason to Toray; and (e) chargebacks, floor stock price adjustments, or other trade discounts whether or not paid directly to the Customer.

     1.13. "Product" shall mean any finished pharmaceutical formulations
            -------
           containing the Compound in any dosage form.

     1.14. "Proprietary Information" shall mean any and all information or data,
            -----------------------
           including the terms of this Agreement, which is provided by one Party to the other Party in connection with this Agreement, whether communicated in writing, marked "Confidential," or communicated orally or by other means, and identified as confidential, then is summarized in reasonable detail in a writing marked "Confidential," but not including information which:

           (a) is known to the receiving Party at the time of its initial disclosure hereunder, as documented by the receiving Party's records;

           (b) is in the public domain or knowledge, or comes into the public domain without breach of any duty hereunder by the receiving Party;

           (c) the disclosing Party permits, in writing, the receiving Party to disclose; or

           (d) is independently developed by or for the receiving Party without benefit of any Proprietary Information received from the other Party, as documented by the receiving Party's records.

     1.15. "Royalty Term" shall mean the period from the First Commercial Sale
            ------------
           of the Product or the Compound in the Field in the United States, continuing until the earlier of either the expiration of the last-to-expire of the patents within the Adolor Patent Rights in the United States or the termination of this Agreement.

     1.16. "Semi-Annual Period" shall mean the respective period of six
            ------------------
           consecutive calendar months ending on September 30 or March 31 of any consecutive twelve-month period, beginning on April 1, comprising a calendar year, or it shall mean the part of such six-month period at the beginning or end of the Royalty Term at issue that has been shortened due to the timing of the start or end of such Royalty Term. Notwithstanding the foregoing, in the case that this Agreement is terminated in the middle of such six-month period due to any breach by either

Confidential                         Page 3                        March 5, 2002

               Party in accordance with Section 5.2, royalties shall be determined following Section 5.4.

     1.17. "Territory" shall mean all countries of the world.
            ---------

     1.18. "Toray Patent Rights" shall mean United States Patent **, all
            -------------------
           reissues and reexaminations thereof, and all foreign counterparts thereof, are included in patents listed in Attachment 2 hereto, registrations, extensions, and any supplemental protection certificates and the like based thereon. Toray represents and warrants that Attachment 2 hereto is complete and accurate as of the date hereof.

     1.19. "USA" shall mean the United States of America.
            ---
                                   ARTICLE II

                               COVENANT NOT TO SUE

     2.1.  Covenant Not To Sue. The Parties, on behalf of themselves and their
           -------------------
           respective Affiliates (including, but not limited to, their licensees or sublicensees under the Parties' respective Patent Rights) agree not to take, directly or indirectly, any steps or actions to challenge the validity of, revoke or oppose any patent included in the Adolor Patent Rights or the Toray Patent Rights, as the case may be, or to assist, procure or incite any person to do so in the Territory for the duration of the Agreement Term, unless earlier terminated. In consideration of Toray's payment referred to in
           Article IV, Adolor, on behalf of itself and its Affiliates (including, but not limited to, its licensees, sub-licensees or assigns under the Adolor Patent Rights) for the duration of the Agreement Term, unless earlier terminated in accordance with Article V, waives any claim anywhere in the Territory against Toray, on behalf of itself and its Affiliates (including, but not limited to, its licensees or sub-licensees under the Toray Patent Rights) prior to or after the Effective Date in respect of any Product manufactured, supplied, sold or offered for sale by or on behalf of Toray or Toray's Affiliates (including, but not limited to, their licensees or sub-licensees under the Toray Patent Rights) for damages or any other remedy for infringement of the Adolor Patent Rights in the Territory. In addition, Adolor, on behalf of itself and its Affiliates (including, but not limited to, its licensees, sub-licensees or assigns under the Adolor Patents Rights) agrees not to develop, sell or manufacture in the Territory any product in the Field using Toray Patent Rights for as long as this Agreement is in effect.

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential                         Page 4                        March 5, 2002

                                   ARTICLE III

                          CONFIDENTIALITY AND PUBLICITY

     3.1.  Non-Disclosure and Non-Use Obligations. All Proprietary Information,
           --------------------------------------
           including but not limited to royalty reports and other reports required hereunder shall be maintained in confidence and shall not be disclosed to any independent third party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party or to which the information is otherwise Proprietary Information.

     3.2.  Permitted Disclosure of Proprietary Information. Notwithstanding the
           -----------------------------------------------
           provisions of Section 3.1, either Party may disclose the other Party's Proprietary Information:

           (a) to obtain authorization to market, offer for sale or sell the Product, but such disclosure may be only to the extent reasonably necessary to obtain such authorizations;

           (b) related to a Product to which it has rights, to a third party conducting a due diligence investigation of the disclosing Party's business in connection with a possible business combination, financing transaction, or the like, solely for the purpose of evaluating any such transaction, on the condition that any such third party agrees in writing to be bound to Toray or Adolor, as the case may be, in such a way that Toray or Adolor can fulfill its obligations hereunder; and/or

           (c) if required to be disclosed by administrative or judicial authority of competent jurisdiction, provided that advance notice is promptly delivered to the original disclosing Party, or the other Party in the case of jointly-held Proprietary Information, in order to provide an opportunity for the original disclosing Party or the other Party to challenge or limit the disclosure obligations, with the reasonable cooperation of the Party immediately subject to such law or court order; provided, however, without limiting any of the foregoing, it is understood that either Party may make disclosure of this Agreement and the terms hereof in any filings required by the Securities and Exchange Commission ("SEC"), may file this Agreement, appropriately redacted, as an exhibit to any filing with the SEC, and may distribute any such filing in the ordinary course of its business.

     3.3.  Use of Names. Neither Party shall use the name of the other Party in
           ------------
           any publicity or advertising campaign without the prior written approval of the other

Confidential                         Page 5                        March 5, 2002

          Party. Upon execution of this Agreement, either Party may issue a written press release in a form mutually agreed upon by the Parties in writing, in advance. Any consent required hereunder shall not be untimely or unreasonably withheld by either Party.

                                   ARTICLE IV

                              PAYMENTS AND REPORTS

     4.1. Initial Payment. Toray shall pay Adolor, within thirty (30) days after
          ---------------
          the Effective Date and Toray's receipt of an invoice from Adolor referred to in Article 4.5, a non-refundable initial payment of Two Hundred Thousand Dollars ($200,000.00).

     4.2. Milestone Payments. Toray shall pay Adolor a milestone payment of
          ------------------
          ** Dollars ($**) within thirty (30) days after the ** for any Product and Toray's receipt of an invoice from Adolor referred to in Article
          4.5. Toray shall notify Adolor of such ** in writing within ten (10) Business Days after the receipt of **.

     4.3. Royalties. During the Royalty Term, Toray shall pay to Adolor a
          ---------
          royalty of **% of annual Net Sales for the first ** Dollars ($**) in annual Net Sales and a royalty of **% of annual Net Sales in excess of ** Dollars ($**).

     4.4. Records; Reports; Payment of Royalty. Toray shall keep complete and
          ------------------------------------
          accurate records in sufficient detail to enable the royalties due hereunder to be calculated. During the Royalty Term, Toray shall furnish to Adolor a reasonably-detailed, semiannually written reports showing the Net Sales in the Territory of all Products and Compounds sold by Toray during the reporting period and the royalties due on account of such sales. If all of such information was not reasonably available to Toray by the reporting date, estimated gross sales will be utilized for the purpose of calculating the royalties due for that period. Any overpayments or underpayments based on actual gross sales will be reconciled during the next Semi-Annual Period. These reports shall be due on the 45/th/ day following the close of each Semi-Annual Period and the Royalties shall be paid within thirty (30) days after such reports are received by Adolor and Toray's receipt of an invoice from Adolor referred to in Article 4.5.

     4.5. Method for Payment. All payments shall be made in U.S. dollars by wire
          ------------------
          transfer to the account identified below upon Toray's receipt of an invoice which specifies the amount of the payment:

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential                         Page 6                        March 5, 2002

                               Bank Name and Address:        **




                               ABA Route Number:             **

                               For Account Number:           **

                               Remittance Name:              **

                               International Wires:          **


     4.6. Late Payments. Any payments due hereunder to Adolor shall bear
          --------------
          interest from and after the date when such payment is due up to and including the date when such payment is paid by Toray at a rate, compounded daily, equal to the prime rate plus ** per annum (but in no event in excess of the maximum rate then allowed by law), using the prime interest rate as quoted in The Wall Street Journal (or, if The Wall Street Journal ceases to publish such information, Reuters Information Service, or, if neither publishes such information, another similar service or source reasonably acceptable to Toray and Adolor) on the date such payment is due, or if such date is not a Business Day, the first Business Day following such date.

     4.7. Audits. Upon the written request of Adolor and not more than twice in
          -------
          any 12-month period, Toray shall permit an independent certified public accounting firm selected and paid by Adolor, and reasonably acceptable to Toray, to have access, during normal business hours, upon twenty-one (21) days notice to Toray, to such of the records of Toray as may be reasonably necessary to verify the accuracy of the royalties due hereunder for any Japanese Fiscal Year ending not more than 36 months prior to the date of such request. The accounting firm shall disclose to Adolor only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies.

          If such accounting firm concludes that additional royalties were owed during such period, Toray shall pay the additional royalties to Adolor within thirty (30) Business Days following the date Adolor delivers to Toray such accounting firm's written report so concluding and Toray's receipt of an invoice from Adolor referred to in Article 4.5, and if such deficiency was ** percent (**%) or more of the amount actually paid, Toray shall pay the reasonable costs and expenses of the

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential                         Page 7                        March 5, 2002
          accounting firm; provided, however, that, in the event that Toray shall not be in agreement with the conclusion of such report, such matter shall be resolved pursuant to the provisions of Section 6.6. In the event such accounting firm concludes that Toray overpaid the amounts actually due Adolor for such period, Toray shall have a credit against future royalties payable to Adolor in the amount of such overpayment. Subject to the determination of fraud and/or other criminal wrongdoing, upon the expiration of thirty-six (36) months following the end of any Japanese Fiscal Year during which royalties were due from Toray to Adolor hereunder, the calculation of royalties payable by Toray with respect to such year shall be binding and conclusive upon Adolor and Toray, and Toray shall be released from any liability or accountability with respect to additional royalties for such year.

     4.8. Taxes. All payments due from Toray under this Article IV are gross and
          -----
          inclusive of any and all income, transfer, remittance or patent taxes, fees or assessments of whatever kind or nature (including any interest or penalties assessed thereon) now or hereafter required by any governmental authority to be paid or withheld for or on account of any such payments ("Taxes"). Toray shall provide Adolor with a receipt certificate of tax payments made by Toray pursuant to this Agreement.

     4.9. Status Report. Toray will provide Adolor with a status report at the
          -------------
          end of each Japanese Fiscal Year, which summarizes the progress of Compounds or Products in development in United States. The status report will include a description of the progress of clinical studies and a projected date for an NDA submission.

                                    ARTICLE V

                              TERM AND TERMINATION

     5.1. Term and Expiration. This Agreement shall commence as of the Effective
          -------------------
          Date and continue through the Agreement Term, unless terminated earlier pursuant to Section 5.2 below.

     5.2. Termination, for Cause. Either Party may terminate this Agreement by
          ----------------------
          thirty (30) days prior written notice to the other Party at any time during the Agreement Term, as follows:

          (a) if the other Party is in material breach of any material obligation hereunder and has not cured such breach within thirty
               (30) days after notice from the non-breaching Party, requesting cure of the breach and threatening to terminate this Agreement if such breach is not cured; provided, however,

Confidential                         Page 8                        March 5, 2002
               that if the breach is not capable of being cured within thirty
               (30) days of such written notice, the Agreement may not be terminated so long as the breaching Party commences and is taking commercially reasonable actions to the satisfaction of the non-breaching Party to cure such breach as promptly as practicable; or

          (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors, in either case, by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding against the other Party, such right to terminate by the first Party shall only become effective if the Party against which the action was taken consents to the involuntary proceeding or such proceeding is not dismissed within 60 days after the filing thereof. If either Party is a debtor in a bankruptcy proceeding, whether voluntary or involuntary, all rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of 11 U.S.C.(S)101 et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code; provided that, the non-breaching Party shall be entitled to all applicable rights under Section 365 of the Bankruptcy Code, including but not limited to, the right to receive a complete duplicate of (or complete access to, as appropriate) any relevant intellectual property and all embodiments of such intellectual property, upon written request therefor by the non-breaching Party.

     5.3. Effect of Expiration or Termination. The provisions of Article III
          -----------------------------------
          shall survive the expiration or termination of this Agreement. Any expiration or termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination.

     5.4. The Payment upon Termination. In the case that this Agreement is
          ----------------------------
          terminated in accordance with Section 5.2(a) hereinabove and,

          i) such termination is caused by the breach of Adolor during the Semi-Annual Period, Toray shall be exempt from the royalty obligation set forth in Section 4.3 during the Semi-Annual Period when such Adolor breach occurred;

          ii) such termination is caused by the breach of Toray during the Semi-Annual Period, Toray shall make the royalty payment set forth in Section 4.3 during the Semi-Annual Period when such Toray breach occurred.

Confidential                        Page 9                         March 5, 2002

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1. Force Majeure. Except for payment of monetary amounts due hereunder,
          -------------
          neither Party shall be held liable or responsible to the other Party, nor be deemed to have defaulted under, or materially breached, this Agreement for failure or delay in fulfilling or performing any term of this Agreement, but shall be excused to the extent and for the duration of time when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, provided, however, that the duration is not more than three (3) months, and the affected Party shall have used its reasonable best efforts to have avoided, and be using its reasonable best efforts to remove, such cause(s), and such Party shall perform its obligation(s) under the terms of this Agreement with the utmost dispatch when the cause is removed.

     6.2. Assignment. This Agreement may not be assigned or otherwise
          ----------
          transferred; provided, however, that Adolor may assign this Agreement to an Affiliate or to any successor in connection with the transfer or sale of all or substantially all of its business assets related to the Adolor Patent Rights or its total business, or in the event of its merger, consolidation, or change of control, so long as such assignee or transferee agrees in writing to abide by the terms and conditions hereof.

     6.3. Severability. In the event that any provision contained in this
          ------------
          Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired thereby, and, if the absence of the invalidated provision(s) adversely affect(s) the substantive rights of the Parties, the Parties shall replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

     6.4. Notices. All notices or other communications which are required or
          -------
          permitted hereunder shall be in writing and sufficient, if delivered personally, if sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
          if to Adolor:

Confidential                        Page 10                        March 5, 2002

                           Adolor Corporation
                           620 Pennsylvania Drive
                           Exton, PA 19341
                           Attention:  President & CEO

                  with copies to:

                           Dechert
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103
                           Attention:  James A. Lebovitz, Esq.

                  if to Toray:

                           Toray Industries, Inc.
                           2-1, Nihonbashi-Muromachi 2-chome
                           Chuo-ku, Tokyo 103-8666
                           Japan
                           Attention:  Masanobu Naruto, Ph.D.
                           General Manager, Pharmaceuticals Planning Department

                  or to such other address as the Party to whom notice is to be given may have furnished to the other Party, in writing, in accordance herewith. Any such communication shall be deemed to have been given when delivered, if personally delivered or sent by courier; or on the fifth (5/th/) Business Day following the date of mailing, if sent by registered or certified mail.

          6.5.    Applicable Law. This Agreement shall be governed by and
                  --------------
                  construed in accordance with the laws of the United States of America and the State of New York, without reference to any conflict of laws principles.

          6.6.    Dispute Resolution. This Section governs any dispute,
                  ------------------
                  disagreement, claim or controversy between the Parties arising from or related to this Agreement (a "Disputed Matter"). All Disputed Matters shall be submitted to the following dispute resolution process:

                  a)   Internal Escalation.   First, the Disputed Matter
                       -------------------
                       shall be referred jointly to senior executives of each of the Parties. If such executives do not agree upon a resolution within ten (10) Business

Confidential                        Page 11                        March 5, 2002

                           Days after referral of the matter to them, the complaining Party shall proceed to the next stage of this dispute resolution procedure.

                  b)       Mediation. The complaining Party shall, upon written
                           ---------
                           notice and within ten (10) Business Days after the conclusion of the internal escalation procedure, elect to have the Disputed Matter referred to non-binding mediation before a single impartial mediator to be jointly agreed upon by the Parties. The mediation meeting shall be attended by executives of both parties possessing authority to resolve the Dispute Matter, and shall be conducted no more than twenty (20) Business Days after a Party serves a written notice of an intention to mediate. The mediation shall be held in accordance with International Chamber of Commerce ADR Rules in USA if initiated by Toray and shall be conducted in Japan if initiated by Adolor. The Parties shall share equally all costs of such mediation.

                  c)       Arbitration. In the event mediation proves
                           -----------
                           unsuccessful, the Disputed Matter shall be finally submitted to the International Chamber of Commerce and settled under the rules of arbitration of the International Chamber of Commerce. Such arbitration proceedings shall be conducted in USA using the Commercial Law of the United States if initiated by Toray and shall be conducted in Japan using the Commercial Law of Japan if initiated by Adolor. The award and the final decision of the arbitrator(s) shall be conclusive and binding upon all parties hereto and judgement upon the award may be entered into any court of general jurisdiction. Each Party shall be responsible for its own expenses related to such procedure, and shall share equally in the costs and expenses related to the site, the arbitrator(s), and filing the final resolution(s), unless the arbitrator(s) shall award otherwise.

                  This Agreement to resolve a Disputed Matter shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

          6.7.    Entire Agreement. This Agreement contains the entire
                  ----------------
                  understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made, are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

Confidential                        Page 12                        March 5, 2002

          6.8.    Independent Contractors. It is expressly agreed that the
                  -----------------------
                  Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.

          6.9.    Interpretation; Negotiation. Each Party acknowledges that it
                  ---------------------------
                  has participated in the negotiation of this Agreement and no provision of this Agreement shall be construed against or interpreted to the disadvantage of either Party hereto by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision. Each party at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement, and each Party has had the opportunity to review and analyze this Agreement, for a sufficient period of time prior to the execution and delivery thereof. All of the terms of this Agreement were negotiated at arm's-length. This Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by either Party upon the other. The execution and delivery of this Agreement is the free and voluntary act of each of Adolor and Toray.

          6.10.   Waiver. The waiver by a Party hereto of any right hereunder or
                  ------
                  the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party, whether of a similar nature or otherwise.

          6.11.   Headings. The captions to the several Articles and Sections
                  --------
                  hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

          6.12.   Counterparts. This Agreement may be executed in any number of
                  ------------
                  counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Confidential                        Page 13                        March 5, 2002

         IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the Effective Date.

ADOLOR CORPORATION                    TORAY INDUSTRIES, INC.

By:/s/ John J. Farrar                 By:/s/ K. Wakasugi
   ------------------------              ----------------------------

Name: John J. Farrar                  Name: Kiyoteru Wakasugi

Title: President & CEO                Title: Senior Managing Director,
                                      General Manager, Pharmaceuticals & Medical
                                      Products Division

Confidential                        Page 14                        March 5, 2002

Attachment 1:
------------

**

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential                        Page 15                        March 5, 2002

Attachment 2:
------------

**

**=Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential                        Page 16                        March 5, 2002